Exhibit 10.23

Perpetua Resources Corp
405 S 8th Street, Ste 201
Boise, ID 83702 Tel:
208.901.3060
www.perpetuaresources.com

PERPETUA RESOURCES CORP.

OMNIBUS EQUITY INCENTIVE PLAN

DEFERRED SHARE UNIT AGREEMENT

Pursuant to the Perpetua Resources Corp. Omnibus Equity Incentive Plan (the “Plan”), the Board of Directors (the “Board”) of Perpetua Resources Corp. (the “Corporation”) may issue Deferred Share Units (“DSUs”) to directors of the Corporation who are not also employees. Pursuant to the Plan, the Board may determine that a portion of the Director Fees will be payable in the form of DSUs. In addition, Directors may be given the right to elect between 0% and 100% (the “Elected Amount”) of any Director Fees that would otherwise be paid in cash to instead be paid in the form of DSUs, by timely filing an Election Notice, subject to the conditions stated in the Plan. Deferred Share Units granted hereunder are subject to the terms of the Plan, which is incorporated herein by reference, and the terms of this DSU agreement (“DSU Agreement”). Capitalized terms not defined herein have the meaning ascribed to them in the Plan.

SECTION 1      GRANT OF DSUs. The Corporation hereby grants the following DSUs to the Director named below in accordance with and subject to the terms of the Plan and this DSU Agreement:

Name of Director:
Number of DSUs Granted:
Date of Grant:
Vesting Conditions and Vesting Date: [•]

SECTION 2TERMS AND CONDITIONS OF DSU AWARD

(a)Settlement of DSUs. Settlement of DSUs will not occur prior to the date on which the Director experiences a separation from service within the meaning of Section 409A of the Code, and in the case of a Canadian Taxpayer as defined in the Plan, settlement of DSUs will not occur prior to the Termination Date, as defined in the Plan. Settlement of DSUs will occur following the Director’s separation from service as follows:

(i)If the Director has timely submitted an Election Notice in which the Director has designated the year in which settlement of DSUs will occur, then settlement of the DSUs granted hereunder will occur in the year designated in such Election Notice, i.e.in the calendar year in which my “separation from service”, as defined under Section 409A of the Code, occurs, but not earlier that the date of my separation from service.

(ii)If the Director did not timely file an Election Notice designating the year in which settlement of DSUs will occur, the DSUs awarded hereunder will be settled as soon as administratively feasible following the Director’s separation from service, but in all cases by December 31st of the year in which the Director’s separation from service occurred, or, if later, by the date that is two and one/half (2 1/2)

Critical Resources. Responsible Mining. Environmental Restoration.

months following the date of the Director’s separation from service and the Director shall have no ability to influence, directly or indirectly, the calendar year in which settlement will occur.

(b)Additional Terms

(i)Notwithstanding Section 2(a) above, in the unlikely event that the Director is a “specified employee” within the meaning of Section 409A of the Code at the time of the Director’s separation from service, then settlement of DSUs will not occur prior to the date that is six months after the date of the Director’s separation from service (or, if earlier, the date of the Director’s death), and settlement will occur as soon as practicable following such six-month anniversary of the Director’s separation from service, or upon the Director’s death, if earlier.

(ii)Subsection 10.2(a) of the Plan shall not apply to any DSUs granted hereunder.

(iii)If the Director is subject to both United States income tax and Canadian income tax with respect to his or her Deferred Share Units, then at such time as the Director ceases services with the Board, the Corporation will ensure that such cessation of services will constitute both a separation from service under Section 409A of the Code and a loss of office or employment as contemplated by paragraph 6801(d) of the Regulations under the Income Tax Act (Canada).

(iv)The value of Deferred Share Units is based on the value of the Shares and therefore is not guaranteed. No funds will be set aside to guarantee the payment of Deferred Share Units. Future payment of Deferred Share Units will remain an unfunded and unsecured liability recorded on the books of the Corporation.

(v)Neither the Corporation nor any subsidiary or Affiliate of the Corporation (which for the purposes of this DSU Agreement includes their respective directors, officers and employees) shall have any liability for: (A) the income or other tax consequences to the Director arising from participation in the Plan and award of DSUs; (ii) any change in the value of the Deferred Share Units; or (iii) any delays or errors in the administration of the Plan and this DSU Agreement, except where such person has acted with willful misconduct. Directors should consult their own tax and business advisors as neither the Corporation nor any of its subsidiaries or Affiliates is providing any such advice to any Director.

(vi)Any notice required by the terms of this DSU Agreement or the Plan shall be given in writing and notice to the Corporation shall be deemed effective upon receipt by the Corporation (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Corporation. If mailed or delivered, notice to the Corporation shall be addressed to the Corporation at its principal executive office and notice to the Director shall be addressed to the address that he or she most recently provided to the Corporation.

(vii)This DSU Agreement enures to the benefit of and is binding upon the Corporation and its successors and assigns, and to the Director and his legal personal representatives to the extent provided in the Plan. Neither the Deferred Share Units nor this DSU Agreement is assignable by the Director or his legal personal representatives.

(viii)Shares may be issued upon settlement of DSUs only if permitted by applicable securities laws. The Corporation may require from the Director such investment representation, undertaking or agreement, if any, as the Corporation may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Participant understands and acknowledges that Shares to be issued settlement of the DSUs may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

Critical Resources. Responsible Mining. Environmental Restoration.

(ix)Any dividend equivalent DSUs credited to the Director’s DSU Account pursuant to Section 8.1 of the Plan will be subject to the same terms and conditions, including vesting and time of settlement, as the underlying DSUs to which they relate.

(x)The laws of the State of Delaware shall govern all matters arising out of or relating to this DSU Award Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this DSU Award Agreement may bring the legal action or proceeding in the United States District Court for the District of Idaho or in any court of the State of Idaho sitting in the County of Ada. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this DSU Award Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum

(xi)This DSU Agreement together with the Plan constitutes the whole and entire agreement between the parties in connection with the subject matter hereof and cancels and supersedes any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof, and, other than as set forth in the Plan, there are no express or implied terms, conditions, agreements, undertakings, declarations, commitments, representations or warranties or other duties (legal, equitable, fiduciary, in tort or under general principles of civil law) whatsoever between the parties not expressly provided for in this DSU Agreement.

DIRECTOR:		PERPETUA RESOURCES CORP.

By:
Title:
Print Name

Critical Resources. Responsible Mining. Environmental Restoration.

Critical Resources. Responsible Mining. Environmental Restoration.